Exhibit 99.1

UMB Financial Corporation                                                      News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hague: 816.860.5088

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports Fourth Quarter Net Income of $156.3 Million and Record Full-Year Earnings of $286.5 million

Fourth Quarter 2020 Financial Highlights (all comparisons to prior year)

•	GAAP net income of $156.3 million, or $3.24 per diluted share; net operating income of $157.4 million, or $3.26 per diluted share.
•	Pre-tax, pre-provision (PTPP) income of $196.1 million, an increase of $116.8 million.
•	Quarterly average loan balances increased $2.8 billion, or 21.2%.
•	Quarterly average deposits grew 22.5% to $25.0 billion.
•	Noninterest income increased 106.9% and comprised 54.0% of revenue.
•	Credit quality remained strong, with net charge-offs of just 0.04% of average loans, consistent with the company’s historical performance.

KANSAS CITY, Mo. (January 26, 2021) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced net income for the fourth quarter of 2020 of $156.3 million, or $3.24 per diluted share, compared to $73.1 million, or $1.52 per diluted share, in the third quarter of 2020 (linked quarter) and $66.5 million, or $1.35 per diluted share, in the fourth quarter of 2019. For the year ended December 31, 2020, net income was $286.5 million, or $5.93 per diluted share, which is an increase of 17.6% compared to $243.6 million, or $4.96 per diluted share, for the year ended December 31, 2019. Results for the fourth quarter and full-year 2020 include a pre-tax gain of $108.8 million on the company’s investment in Tattooed Chef, Inc.

Net operating income, a non-GAAP financial measure reconciled to net income, the nearest comparable GAAP measure, later in this release, was $157.4 million, or $3.26 per diluted share, for the fourth quarter of 2020, compared to $76.4 million, or $1.59 per diluted share, for the linked quarter and $67.0 million, or $1.36 per diluted share, for the fourth quarter of 2019. Pre-tax, pre-provision income on a fully tax equivalent basis (PTPP-FTE), a non-GAAP measure reconciled to the components of net income before taxes, the nearest comparable GAAP measure, later in this release, was $202.9 million, or $4.20 per diluted share, for the fourth quarter of 2020, compared to $106.2 million, or $2.21 per diluted share, for the linked quarter, and $85.7 million, or $1.74 per diluted share, for the fourth quarter of 2019. These PTPP-FTE results represent increases of 91.1% on a linked-quarter basis and 136.7% compared to the fourth quarter of 2019.

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q4	Q3	Q4
	2020	2020	2019
Net income (GAAP)	$156,320	$73,092	$66,515
Earnings per share (diluted)	3.24	1.52	1.35

Pre-tax, pre-provision income (Non-GAAP)	196,107	99,385	79,268
Pre-tax, pre-provision earnings per share (diluted)	4.06	2.07	1.61

Pre-tax, pre-provision income - FTE (Non-GAAP)	202,946	106,182	85,723
Pre-tax, pre-provision earnings per share - FTE (diluted)	4.20	2.21	1.74

Net operating income (Non-GAAP)	157,405	76,434	67,038
Operating earnings per share (diluted)	3.26	1.59	1.36

GAAP
Return on average assets	2.03%	0.99%	1.05%
Return on average equity	21.18	10.23	10.15
Efficiency ratio	53.44	66.14	71.59

Non-GAAP
Operating return on average assets	2.05%	1.03%	1.06%
Operating return on average equity	21.33	10.70	10.23
Operating efficiency ratio	53.11	64.69	71.35

Summary of year-to-date financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)	December	December
	YTD	YTD
	2020	2019
Net income (GAAP)	$286,502	$243,600
Earnings per share (diluted)	5.93	4.96

Pre-tax, pre-provision income (Non-GAAP)	469,390	318,815
Pre-tax, pre-provision earnings per share (diluted)	9.71	6.49

Pre-tax, pre-provision income - FTE (Non-GAAP)	496,108	342,791
Pre-tax, pre-provision earnings per share - FTE (diluted)	10.26	6.98

Net operating income (Non-GAAP)	295,793	245,016
Operating earnings per share (diluted)	6.12	4.99

GAAP
Return on average assets	1.00%	1.02%
Return on average equity	10.21	9.94
Efficiency ratio	63.49	70.66

Non-GAAP
Operating return on average assets	1.04%	1.03%
Operating return on average equity	10.55	9.99
Operating efficiency ratio	62.56	70.49

“2020 was a testament to the spirit of UMB’s consistent priorities—delivering the Unparalleled Customer Experience (TUCE), caring for our communities and managing through the adversity of an uncertain and unprecedented operating environment,” said Mariner Kemper, chairman, president and chief executive officer. “Credit quality remains solid, with net charge-offs of just 0.13% of average loans for 2020, while average loan balances, excluding Paycheck Protection Program (PPP) loans, increased 10.4% from 2019. For the full year, our pre-tax, pre-provision income was $469.4 million, an increase of 47.2% compared to 2019. The biggest driver of this outperformance was a gain of $108.8 million in the fourth quarter from our successful investment in Tattooed Chef, Inc.”

Fourth Quarter 2020 earnings discussion

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2020	2020	2019	LQ	PY
Net interest income	$194,675	$184,384	$172,363	$10,291	$22,312
Noninterest income:
Trust and securities processing	50,773	50,552	46,835	221	3,938
Trading and investment banking	9,693	8,678	6,720	1,015	2,973
Service charges on deposit accounts	20,074	19,650	20,100	424	(26)
Insurance fees and commissions	318	259	511	59	(193)
Brokerage fees	3,918	4,819	8,839	(901)	(4,921)
Bankcard fees	15,788	15,295	16,326	493	(538)
Investment securities gains (losses), net	113,010	(475)	(308)	113,485	113,318
Other	14,716	14,218	11,332	498	3,384
Total noninterest income	$228,290	$112,996	$110,355	$115,294	$117,935
Total revenue	$422,965	$297,380	$282,718	$125,585	$140,247
Net interest income (FTE)	$201,514	$191,181	$178,818
Net interest margin (FTE)	2.78%	2.73%	3.02%
Total noninterest income as a % of total revenue	53.97	38.00	39.03

Net interest income

•

Net interest income totaled $194.7 million, an increase of $10.3 million, or 5.6%, from the linked quarter, driven by an increase of $1.0 billion, or 3.7%, in average earning assets and the acceleration of PPP loan origination fees from payoffs. The increase in average earning assets was driven by an increase of $356 million in investment securities and an increase of $309 million in loan balances.

•

Net interest margin for the fourth quarter was 2.78%, an increase of five basis points from the linked quarter. Earning asset yields increased four basis points from the linked quarter, driven by origination fee income from the payoff of PPP loan balances during the fourth quarter. The cost of interest-bearing liabilities decreased one basis point to 0.27%, driven by a three-basis-point decline in the cost of interest-bearing deposits and lower borrowing costs. Net interest spread increased five basis points to 2.68% from the linked quarter and was two basis points higher than the fourth quarter of 2019.

•

On a year-over-year basis, net interest income increased $22.3 million, or 12.9%, driven by a $2.8 billion, or 21.2%, increase in average loans, and a $1.5 billion, or 17.6%, increase in average securities. These increases were driven by organic loan growth, excess liquidity, and the company’s PPP participation.

•

Average deposits increased 3.5% on a linked-quarter basis and 22.5% compared to the fourth quarter of 2019. Average noninterest-bearing demand deposit balances increased 8.3% on a linked-quarter basis and 39.8% compared to the fourth quarter of 2019.

Noninterest income

•	Fourth quarter 2020 noninterest income increased $115.3 million, or 102.0%, on a linked-quarter basis, largely due to:

o

An increase of $113.5 million in investment securities gains, primarily due to the $108.8 million gain on the company’s investment in Tattooed Chef, Inc., recorded in the fourth quarter of 2020, an increase of $2.4 million in equity earnings on alternative investments, and an increase of $1.1 million in gains on sales of available for sale securities.

•	Compared to the prior year, noninterest income in the fourth quarter of 2020 increased $117.9 million, or 106.9%, primarily driven by:
o

An increase of $113.3 million in investment securities gains, primarily due to the $108.8 million gain on the company’s investment in Tattooed Chef, Inc., an increase of $1.1 million in equity earnings on alternative investments, and an increase of $0.7 million on sales of available for sale securities.

o	Increases of $2.5 million in fund services income and $1.4 million in corporate trust revenue, both recorded in trust and securities processing.
o	An increase of $3.0 million in trading and investment banking due to increased trading volume.
o

Increases of $2.8 million in company-owned life insurance and $0.5 million in bank-owned life insurance, both recorded in other income. The increase in company-owned life insurance is offset by a proportionate increase in deferred compensation expense as noted below.

o	These increases were partially offset by a decrease of $4.9 million in brokerage fees, primarily driven by lower 12b-1 income.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2020	2020	2019	LQ	PY
Salaries and employee benefits	$129,272	$124,194	$120,806	$5,078	$8,466
Occupancy, net	11,858	12,027	12,249	(169)	(391)
Equipment	22,008	20,968	20,803	1,040	1,205
Supplies and services	4,125	3,442	6,280	683	(2,155)
Marketing and business development	3,717	3,038	8,385	679	(4,668)
Processing fees	14,408	12,812	13,351	1,596	1,057
Legal and consulting	10,191	7,244	10,001	2,947	190
Bankcard	4,711	4,834	4,061	(123)	650
Amortization of other intangible assets	1,601	1,524	1,593	77	8
Regulatory fees	2,393	2,309	2,940	84	(547)
Other	22,574	5,603	2,981	16,971	19,593
Total noninterest expense	$226,858	$197,995	$203,450	$28,863	$23,408

•

GAAP noninterest expense for the fourth quarter of 2020 was $226.9 million, an increase of $28.9 million, or 14.6%, from the linked quarter and an increase of $23.4 million, or 11.5%, from the fourth quarter of 2019.

•	The linked-quarter increase in noninterest expense was driven by:
o	Increases of $14.3 million in operational losses, $1.2 million in charitable contributions expense, and $0.9 million in losses on other real estate owned, all recorded in other noninterest expense.
o	An increase of $5.1 million in salaries and employee benefits, largely driven by increased bonus expense due to higher company performance.

o

Increases of $1.8 million in consulting expense and $1.1 million in legal expense, both recorded in legal and professional expense, due to timing of multiple technology initiatives and legal work performed on various matters.

o

An increase of $1.6 million in processing fees, $1.0 million in equipment expense, and $0.7 million in supplies and services expense, due to investments in the digital channel and integrated platform solutions to support business growth and the ongoing modernization of the company’s core systems.

•	The year-over-year increase in noninterest expense was driven by:
o	A $13.1 million increase in operational losses, $1.2 million in charitable contributions expense, and $4.4 million in derivative expense, all recorded in other noninterest expense.
o

An $8.5 million increase in salaries and employee benefits, primarily due to increased bonus expense due to higher company performance and an increase of $1.8 million in deferred compensation expense. The increase in deferred compensation expense was offset by the increase in company-owned life insurance income noted above.

o	These increases were partially offset by a decrease of $4.7 million in marketing and development expense, primarily due to a decline in travel and entertainment expense due to the pandemic.

Full year 2020 earnings discussion

•

Net interest income increased $60.3 million, or 9.0%, year-over-year due to a $4.7 billion increase in earning assets, primarily driven by organic loan growth and the company’s PPP participation, partially offset by the impact of lower short-term and long-term interest rates. In 2020, average loan balances increased $2.4 billion and average securities increased $1.2 billion. Average interest-bearing liabilities increased $2.6 billion, while the cost of interest-bearing liabilities declined 85 basis points.

•	Full-year noninterest income increased $133.4 million, or 31.3%, due to:
o

An increase of $118.4 million in investment securities gains, primarily driven by the $108.8 million gain on the company’s investment in Tattooed Chef, Inc., an increase in gains on sales of available for sale securities of $3.8 million, and a $3.1 million increase in equity earnings on alternative investments.

o	Increases of $10.6 million in fund services income and $7.2 million in corporate trust revenue, both recorded in trust and securities processing.
o	An increase of $9.5 million in trading and investment banking due to increased trading volume.
o	These increases were partially offset by the following decreases:
▪	A $6.9 million decline in brokerage fees, primarily driven by lower 12b-1 income.
▪	A $6.2 million decrease in bankcard income, due to lower interchange revenue.
•	Full-year noninterest expense increased $43.1 million, or 5.5%, primarily due to:
o

A $34.0 million increase in salary and employee benefit expense driven primarily by increased bonus and sales commission expense tied to business volumes, revenue growth, and overall company performance, as well as increased compensation expense tied to the company’s COVID-19 response.

o

A $12.9 million increase in operational losses, an increase of $1.3 million in charitable contributions expense, and an increase of $1.2 million in derivative expense, all recorded in other noninterest expense.

o

An increase of $6.6 million in equipment expense, primarily due to investments in digital channel and integrated platform solutions to support business growth and the ongoing modernization of the company’s core systems.

o	These increases were partially offset by a decrease of $11.6 million in marketing and development expense primarily due to a decline in travel and entertainment expense due to the pandemic.

Income taxes

•

The company’s effective tax rate was 15.5% for the year ended December 31, 2020, compared to 14.8% for the same period in 2019. The increase in the effective tax rate for 2020 is primarily attributable to a smaller portion of pre-tax income being earned from tax-exempt municipal securities.

Balance sheet

•	Average total assets for the fourth quarter of 2020 were $30.6 billion compared to $29.5 billion for the linked quarter and $25.1 billion for the same period in 2019.

Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2020	2020	2019	LQ	PY
Commercial and industrial	$7,079,646	$7,043,780	$5,451,880	$35,866	$1,627,766
Specialty lending	506,225	456,847	576,091	49,378	(69,866)
Commercial real estate	5,847,439	5,744,344	5,121,794	103,095	725,645
Consumer real estate	1,903,892	1,755,249	1,353,544	148,643	550,348
Consumer	128,350	150,814	135,526	(22,464)	(7,176)
Credit cards	382,166	371,444	438,473	10,722	(56,307)
Leases and other	193,363	209,238	154,576	(15,875)	38,787
Total loans	$16,041,081	$15,731,716	$13,231,884	$309,365	$2,809,197

•

Average loans for the fourth quarter of 2020 increased 2.0% on a linked-quarter basis and 21.2% compared to the fourth quarter of 2019 due to increased commercial real estate and consumer real estate loans and the company’s PPP participation, which had an average balance of $1.4 billion in the fourth quarter.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2020	2020	2019	LQ	PY
Securities available for sale:
U.S. Treasury	$30,778	$30,881	$220,830	$(103)	$(190,052)
U.S. Agencies	96,082	242,504	93,258	(146,422)	2,824
Mortgage-backed	5,053,821	4,829,586	3,967,051	224,235	1,086,770
State and political subdivisions	3,600,704	3,407,508	2,968,305	193,196	632,399
Commercial Paper	—	3,478	—	(3,478)	—
Corporates	76,870	58,866	184,503	18,004	(107,633)
Total securities available for sale	$8,858,255	$8,572,823	$7,433,947	$285,432	$1,424,308
Securities held to maturity:
State and political subdivisions	$1,045,640	$1,085,297	$1,117,268	$(39,657)	$(71,628)
Trading securities	29,659	32,894	56,653	(3,235)	(26,994)
Other securities	267,445	156,816	96,994	110,629	170,451
Total securities	$10,200,999	$9,847,830	$8,704,862	$353,169	$1,496,137

•	Average securities available for sale increased 3.3% on a linked-quarter basis and 19.2% compared to the fourth quarter of 2019.
Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2020	2020	2019	LQ	PY
Deposits:
Noninterest-bearing demand	$8,947,389	$8,260,170	$6,398,309	$687,219	$2,549,080
Interest-bearing demand and savings	15,250,236	15,125,267	12,959,948	124,969	2,290,288
Time deposits	767,755	741,750	1,028,293	26,005	(260,538)
Total deposits	$24,965,380	$24,127,187	$20,386,550	$838,193	$4,578,830
Noninterest bearing deposits as % of total	35.84%	34.24%	31.38%

•	Average deposits increased 3.5% on a linked-quarter basis and 22.5% compared to the fourth quarter of 2019.
•	Average noninterest-bearing demand deposits increased 8.3% on a linked-quarter basis to $8.9 billion.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	December 31, 2020	September 30, 2020	December 31, 2019
Total equity	$3,016,948	$2,854,180	$2,606,440
Book value per common share	62.84	59.43	53.09
Tangible book value per common share	58.64	55.19	48.84

Regulatory capital:
Common equity Tier 1 capital	$2,547,634	$2,402,785	$2,330,533
Tier 1 capital	2,547,634	2,402,785	2,330,533
Total capital	3,002,545	2,854,598	2,505,397

Regulatory capital ratios:
Common equity Tier 1 capital ratio	12.10%	11.93%	12.33%
Tier 1 risk-based capital ratio	12.10	11.93	12.33
Total risk-based capital ratio	14.26	14.17	13.26
Tier 1 leverage ratio	8.37	8.19	9.37

•	At December 31, 2020, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q2	Q1	Q4
	2020	2020	2020	2020	2019
Net charge-offs - Total loans	$1,801	$5,111	$5,541	$7,672	$7,618
Net loan charge-offs as a % of total average loans	0.04%	0.13%	0.15%	0.23%	0.23%
Loans over 90 days past due	$1,952	$1,372	$4,588	$2,211	$2,069
Loans over 90 days past due as a % of total loans	0.01%	0.01%	0.03%	0.02%	0.02%
Nonaccrual and restructured loans	$87,823	$93,695	$82,245	$97,029	$56,347
Nonaccrual and restructured loans as a % of total loans	0.55%	0.59%	0.54%	0.70%	0.42%
Provision for credit losses	$5,000	$16,000	$21,500	$88,000	$2,000

•	Provision for credit losses for the fourth quarter totaled $5.0 million, a decrease of $11.0 million from the linked quarter, and an increase of $3.0 million from the fourth quarter of 2019.
•	Net charge-offs for the fourth quarter totaled $1.8 million, or 0.04%, of average loans, compared to $5.1 million, or 0.13%, of average loans in the linked quarter.

Dividend Declaration

At the company’s quarterly board meeting, the Board of Directors declared a $0.32 per share quarterly cash dividend, payable on April 1, 2021, to shareholders of record at the close of business on March 10, 2021.

Conference Call

The company plans to host a conference call to discuss its fourth quarter and full-year 2020 earnings results on Wednesday, January 27, 2021, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 877-267-8760 or (international) 412-542-4148 and requesting to join the UMB Financial call. The live call may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 4Q 2020 Conference Call

A replay of the conference call may be heard through February 10, 2021 by calling (toll-free)

877-344-7529 or (international) 412-317-0088. The replay access code required for playback is 10150814 The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we provide information about net operating income, operating earnings per share - diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, pre-tax, pre-provision income, pre-tax, pre-provision earnings per share – diluted (PTPP EPS), pre-tax, pre-provision income on a fully tax equivalent basis (PTPP-FTE), pre-tax, pre-provision FTE earnings per share – diluted (PTPP-FTE EPS), tangible shareholders’ equity, and tangible book value per share, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, PTPP, PTPP EPS, PTPP-FTE, PTPP-FTE EPS, tangible shareholders’ equity, and tangible book value per share – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition-, severance-, and COVID-19 related items that management does not believe reflect the company’s fundamental operating performance. COVID-19 related expense includes hazard pay for branch associates, computer hardware expense to support associates working remotely, and additional equipment, cleaning, and janitorial supplies to protect the well-being of our associates and customers while on the company’s premises.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, COVID-19 related expense, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income from continuing operations, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income from continuing operations, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Pre-tax, pre-provision income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding income tax and provision expenses.

Pre-tax, pre-provision income on a fully tax equivalent basis for the relevant period is defined as GAAP net interest income on a fully tax equivalent basis plus noninterest income, less noninterest expense.

Tangible shareholders’ equity for the relevant period is defined as GAAP shareholders’ equity, net of intangible assets. Tangible book value per share is defined as tangible shareholders’ equity divided by the Company’s total shares outstanding.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2019, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously, the COVID-19 pandemic (the pandemic) may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. The pandemic has created a global public-health crisis that has resulted in widespread volatility and deteriorations in household, business, economic, and market conditions. It is currently adversely affecting the company and its customers, counterparties, employees, and fourth-party service providers, and the continued adverse impacts on our business, financial position, results of operations, and prospects could be significant. We are not able to accurately predict the extent of the impact of the pandemic on our capital, liquidity, and other financial positions and on our business, results of operations, and prospects at this time, and we believe it will depend on a number of evolving factors, including: (i) the duration, extent and severity of the pandemic; (ii) the response of governmental and non-governmental authorities to the pandemic, which is rapidly changing and not always coordinated or consistent across jurisdictions; (iii) the effect of the pandemic on our customers, counterparties, employees and fourth-party service providers, which may vary widely, and which is generally expected to increase our credit, counterparty, operational, and other risks; and (iv) the effect of the pandemic on economies and markets, which in turn could adversely affect, among other things, the origination of new loans and the performance of our existing loans. The pandemic is also expected to have a significant impact on our CECL calculation and related provision under a new accounting standard that we were required to adopt in January 2020. The CECL calculation includes periodic estimates of the net amount expected to be collected over the contractual term of certain financial assets, and requires us to take into account, among other things, economic conditions forecasted over the life of the financial asset, including the current and anticipated effects of the pandemic. Any forward-looking statement should be evaluated in light of these considerations. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Missouri. UMB offers commercial banking, which includes comprehensive deposit, lending and investment services, personal banking, which includes wealth management and financial planning services, and institutional banking, which includes asset servicing, corporate trust solutions, investment banking, and healthcare services. UMB operates branches throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas, and serves business and institutional clients nationwide. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn, or follow us on Twitter at @UMBBank. For information about UMB’s operations, approach and relief measures during the COVID-19 pandemic, please visit umb.com/COVID-19.

Consolidated Balance Sheets	UMB Financial Corporation
(dollars in thousands)
	December 31,
	2020	2019
	(unaudited)	(audited)
ASSETS
Loans	$16,103,651	$13,431,722
Allowance for credit losses on loans	(215,973)	(101,788)
Net loans	15,887,678	13,329,934
Loans held for sale	6,708	7,803
Securities:
Available for sale	9,299,688	7,447,362
Held to maturity, net of allowance for credit losses	1,012,004	1,116,102
Trading securities	35,020	45,618
Other securities	296,053	108,420
Total securities	10,642,765	8,717,502
Federal funds sold and resell agreements	1,650,335	1,578,345
Interest-bearing due from banks	3,110,042	1,225,491
Cash and due from banks	430,638	472,958
Premises and equipment, net	293,095	300,334
Accrued income	139,892	124,508
Goodwill	180,867	180,867
Other intangibles, net	21,056	27,597
Other assets	764,428	596,016
Total assets	$33,127,504	$26,561,355

LIABILITIES
Deposits:
Noninterest-bearing demand	$9,879,970	$6,944,465
Interest-bearing demand and savings	16,295,186	13,432,415
Time deposits under $250,000	477,748	611,587
Time deposits of $250,000 or more	398,347	614,777
Total deposits	27,051,251	21,603,244
Federal funds purchased and repurchase agreements	2,315,497	1,896,508
Long-term debt	269,595	70,372
Accrued expenses and taxes	319,676	232,200
Other liabilities	154,537	152,591
Total liabilities	30,110,556	23,954,915

SHAREHOLDERS' EQUITY
Common stock	55,057	55,057
Capital surplus	1,090,450	1,073,764
Retained earnings	1,891,246	1,672,438
Accumulated other comprehensive income, net	318,340	83,180
Treasury stock	(338,145)	(277,999)
Total shareholders' equity	3,016,948	2,606,440
Total liabilities and shareholders' equity	$33,127,504	$26,561,355

Consolidated Statements of Income	UMB Financial Corporation
(dollars in thousands except share and per share data)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(audited)
INTEREST INCOME
Loans	$152,486	$156,503	$585,957	$637,845
Securities:
Taxable interest	26,226	26,996	105,701	106,053
Tax-exempt interest	25,427	24,177	99,820	90,064
Total securities income	51,653	51,173	205,521	196,117
Federal funds and resell agreements	2,567	4,875	11,840	13,843
Interest-bearing due from banks	384	2,765	3,744	12,882
Trading securities	202	504	1,427	2,205
Total interest income	207,292	215,820	808,489	862,892
INTEREST EXPENSE
Deposits	7,955	35,698	58,214	154,192
Federal funds and repurchase agreements	1,726	6,629	11,787	32,553
Other	2,936	1,130	7,259	5,242
Total interest expense	12,617	43,457	77,260	191,987
Net interest income	194,675	172,363	731,229	670,905
Provision for credit losses	5,000	2,000	130,500	32,850
Net interest income after provision for credit losses	189,675	170,363	600,729	638,055
NONINTEREST INCOME
Trust and securities processing	50,773	46,835	194,646	176,913
Trading and investment banking	9,693	6,720	32,945	23,466
Service charges on deposit accounts	20,074	20,100	83,879	82,748
Insurance fees and commissions	318	511	1,369	1,634
Brokerage fees	3,918	8,839	24,350	31,261
Bankcard fees	15,788	16,326	60,544	66,727
Investment securities gains (losses), net	113,010	(308)	120,634	2,245
Other	14,716	11,332	41,799	41,776
Total noninterest income	228,290	110,355	560,166	426,770
NONINTEREST EXPENSE
Salaries and employee benefits	129,272	120,806	495,464	461,445
Occupancy, net	11,858	12,249	47,476	47,771
Equipment	22,008	20,803	85,719	79,086
Supplies and services	4,125	6,280	15,537	18,699
Marketing and business development	3,717	8,385	14,679	26,257
Processing fees	14,408	13,351	54,213	52,198
Legal and consulting	10,191	10,001	29,765	31,504
Bankcard	4,711	4,061	18,954	17,750
Amortization of other intangible assets	1,601	1,593	6,517	5,506
Regulatory fees	2,393	2,940	10,279	11,489
Other	22,574	2,981	43,402	27,155
Total noninterest expense	226,858	203,450	822,005	778,860
Income before income taxes	191,107	77,268	338,890	285,965
Income tax expense	34,787	10,753	52,388	42,365
NET INCOME	$156,320	$66,515	$286,502	$243,600

PER SHARE DATA
Net income – basic	$3.26	$1.36	$5.95	$4.99
Net income – diluted	3.24	1.35	5.93	4.96
Dividends	0.32	0.31	1.25	1.21
Weighted average shares outstanding – basic	47,927,358	48,828,509	48,137,791	48,779,263
Weighted average shares outstanding – diluted	48,264,097	49,187,291	48,343,750	49,089,877

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(dollars in thousands)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(audited)
Net income	$156,320	$66,515	$286,502	$243,600
Other comprehensive income (loss), before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	25,576	(14,209)	295,552	253,891
Less: Reclassification adjustment for gains included in net income	(1,436)	(755)	(6,980)	(3,218)
Change in unrealized gains and losses on debt securities	24,140	(14,964)	288,572	250,673
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	1,964	(2,700)	20,979	(15,318)
Less: Reclassification adjustment for (gains) losses included in net income	(1,036)	728	(1,905)	1,023
Change in unrealized gains and losses on derivative hedges	928	(1,972)	19,074	(14,295)
Other comprehensive income (loss), before tax	25,068	(16,936)	307,646	236,378
Income tax (expense) benefit	(5,831)	4,095	(72,486)	(57,416)
Other comprehensive income (loss)	19,237	(12,841)	235,160	178,962
Comprehensive income	$175,557	$53,674	$521,662	$422,562

Consolidated Statements of Shareholders' Equity		UMB Financial Corporation
(dollars in thousands except per share data)
(audited)	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Treasury Stock	Total
Balance - January 1, 2019	$55,057	$1,054,601	$1,488,421	$(95,782)	$(273,827)	$2,228,470
Total comprehensive income	—	—	243,600	178,962	—	422,562
Dividends ($1.21 per share)	—	—	(59,583)	—	—	(59,583)
Purchase of treasury stock	—	—	—	—	(4,496)	(4,496)
Forfeitures of equity awards, net of issuances	—	3,820	—	—	(3,204)	616
Recognition of equity-based compensation	—	14,234	—	—	—	14,234
Sale of treasury stock	—	344	—	—	487	831
Exercise of stock options	—	765	—	—	3,041	3,806
Balance - December 31, 2019	$55,057	$1,073,764	$1,672,438	$83,180	$(277,999)	$2,606,440

(unaudited)
Balance - January 1, 2020	$55,057	$1,073,764	$1,672,438	$83,180	$(277,999)	$2,606,440
Total comprehensive income	—	—	286,502	235,160	—	521,662
Dividends ($1.25 per share)	—	—	(60,655)	—	—	(60,655)
Purchase of treasury stock	—	616	—	—	(64,382)	(63,766)
Forfeitures of equity awards, net of issuances	—	624	—	—	(16)	608
Recognition of equity-based compensation	—	14,512	—	—	—	14,512
Sale of treasury stock	—	201	—	—	414	615
Exercise of stock options	—	733	—	—	3,838	4,571
Cumulative effect adjustment	—	—	(7,039)	—	—	(7,039)
Balance - December 31, 2020	$55,057	$1,090,450	$1,891,246	$318,340	$(338,145)	$3,016,948

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended December 31,
	2020		2019
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$16,041,081	3.78%	$13,231,884	4.69%
Securities:
Taxable	5,776,606	1.81	4,654,669	2.30
Tax-exempt	4,394,734	2.91	3,993,540	3.04
Total securities	10,171,340	2.28	8,648,209	2.64
Federal funds and resell agreements	1,186,939	0.86	893,954	2.16
Interest bearing due from banks	1,443,979	0.11	633,328	1.73
Trading securities	29,659	3.21	56,653	4.09
Total earning assets	28,872,998	2.95	23,464,028	3.76
Allowance for credit losses	(217,923)		(109,967)
Other assets	1,930,559		1,716,962
Total assets	$30,585,634		$25,071,023

Liabilities and Shareholders' Equity
Interest-bearing deposits	$16,017,991	0.20%	$13,988,241	1.01%
Federal funds and repurchase agreements	1,963,865	0.35	1,661,285	1.58
Borrowed funds	274,279	4.26	70,225	6.38
Total interest-bearing liabilities	18,256,135	0.27	15,719,751	1.10
Noninterest-bearing demand deposits	8,947,389		6,398,309
Other liabilities	446,572		353,848
Shareholders' equity	2,935,538		2,599,115
Total liabilities and shareholders' equity	$30,585,634		$25,071,023
Net interest spread		2.68%		2.66%
Net interest margin		2.78		3.02

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Year Ended December 31,
	2020		2019
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$15,126,110	3.87%	$12,764,623	5.00%
Securities:
Taxable	5,256,715	2.01	4,524,955	2.34
Tax-exempt	4,226,363	2.99	3,796,983	3.00
Total securities	9,483,078	2.45	8,321,938	2.64
Federal funds and resell agreements	1,099,447	1.08	535,393	2.59
Interest bearing due from banks	1,218,919	0.31	584,756	2.20
Trading securities	37,086	4.28	52,306	4.79
Total earning assets	26,964,640	3.10	22,259,016	3.98
Allowance for credit losses	(184,482)		(107,422)
Other assets	1,787,979		1,633,031
Total assets	$28,568,137		$23,784,625

Liabilities and Shareholders' Equity
Interest-bearing deposits	$15,336,492	0.38%	$13,172,181	1.17%
Federal funds and repurchase agreements	2,023,813	0.58	1,657,283	1.96
Borrowed funds	136,957	5.30	69,809	7.51
Total interest-bearing liabilities	17,497,262	0.44	14,899,273	1.29
Noninterest-bearing demand deposits	7,845,667		6,132,187
Other liabilities	420,247		301,318
Shareholders' equity	2,804,961		2,451,847
Total liabilities and shareholders' equity	$28,568,137		$23,784,625
Net interest spread		2.66%		2.69%
Net interest margin		2.81		3.12

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended December 31, 2020
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$133,019	$22,322	$39,334	$194,675
Provision for credit losses	3,891	116	993	5,000
Noninterest income	131,630	63,746	32,914	228,290
Noninterest expense	85,942	71,562	69,354	226,858
Income before taxes	174,816	14,390	1,901	191,107
Income tax expense	31,821	2,620	346	34,787
Net income	$142,995	$11,770	$1,555	$156,320

	Three Months Ended December 31, 2019
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$105,479	$33,734	$33,150	$172,363
Provision for credit losses	558	251	1,191	2,000
Noninterest income	19,167	62,326	28,862	110,355
Noninterest expense	65,567	71,552	66,331	203,450
Income (loss) before taxes	58,521	24,257	(5,510)	77,268
Income tax expense (benefit)	8,144	3,376	(767)	10,753
Net income (loss)	$50,377	$20,881	$(4,743)	$66,515

	Year Ended December 31, 2020
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$475,425	$106,856	$148,948	$731,229
Provision for credit losses	119,424	882	10,194	130,500
Noninterest income	189,412	254,874	115,880	560,166
Noninterest expense	272,283	286,635	263,087	822,005
Income (loss) before taxes	273,130	74,213	(8,453)	338,890
Income tax expense (benefit)	42,223	11,472	(1,307)	52,388
Net income (loss)	$230,907	$62,741	$(7,146)	$286,502

	Year Ended December 31, 2019
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$412,232	$126,591	$132,082	$670,905
Provision for credit losses	26,159	975	5,716	32,850
Noninterest income	81,609	232,444	112,717	426,770
Noninterest expense	267,345	268,423	243,092	778,860
Income (loss) before taxes	200,337	89,637	(4,009)	285,965
Income tax expense (benefit)	29,679	13,280	(594)	42,365
Net income (loss)	$170,658	$76,357	$(3,415)	$243,600

The company has strategically aligned its operations into the following three reportable segments: Commercial Banking, Institutional Banking, and Personal Banking. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. Prior to 2020, the company had the following four business segments: Commercial Banking, Institutional Banking, Personal Banking, and Healthcare Services. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at December 31, 2020.

Non-GAAP Financial Measures

Net operating income Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income (GAAP)	$156,320	$66,515	$286,502	$243,600
Adjustments:
Acquisition expense	—	100	324	268
Severance expense	109	572	4,757	1,552
COVID-19 related expense	1,286	—	6,861	—
Tax-impact of adjustments (i)	(310)	(149)	(2,651)	(404)
Total Non-GAAP adjustments (net of tax)	1,085	523	9,291	1,416
Net operating income (Non-GAAP)	$157,405	$67,038	$295,793	$245,016

Earnings per share - diluted (GAAP)	$3.24	$1.35	$5.93	$4.96
Acquisition expense	—	—	0.01	—
Severance expense	—	0.01	0.10	0.03
COVID-19 related expense	0.03	—	0.14	—
Tax-impact of adjustments (i)	(0.01)	—	(0.06)	—
Operating earnings per share - diluted (Non-GAAP)	$3.26	$1.36	$6.12	$4.99

GAAP
Return on average assets	2.03%	1.05%	1.00%	1.02%
Return on average equity	21.18	10.15	10.21	9.94

Non-GAAP
Operating return on average assets	2.05%	1.06%	1.04%	1.03%
Operating return on average equity	21.33	10.23	10.55	9.99

(i) Calculated using the company’s marginal tax rate of 22.2%.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Noninterest expense	$226,858	$203,450	$822,005	$778,860
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition expense	—	100	324	268
Severance expense	109	572	4,757	1,552
COVID-19 related expense	1,286	—	6,861	—
Total Non-GAAP adjustments (pre-tax)	1,395	672	11,942	1,820
Operating noninterest expense (Non-GAAP)	$225,463	$202,778	$810,063	$777,040

Noninterest expense	$226,858	$203,450	$822,005	$778,860
Less: Amortization of other intangibles	1,601	1,593	6,517	5,506
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$225,257	$201,857	$815,488	$773,354

Operating noninterest expense	$225,463	$202,778	$810,063	$777,040
Less: Amortization of other intangibles	1,601	1,593	6,517	5,506
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$223,862	$201,185	$803,546	$771,534

Net interest income	$194,675	$172,363	$731,229	$670,905
Noninterest income	228,290	110,355	560,166	426,770
Less: Gains on sales of securities available for sale, net	1,436	755	6,980	3,218
Total Non-GAAP Revenue (denominator A)	$421,529	$281,963	$1,284,415	$1,094,457

Efficiency ratio (numerator A/denominator A)	53.44%	71.59%	63.49%	70.66%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	53.11	71.35	62.56	70.49

Pre-tax, pre-provision income non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income before taxes (GAAP)	$191,107	$77,268	$338,890	$285,965
Adjustments:
Provision for credit losses	5,000	2,000	130,500	32,850
Pre-tax, pre-provision income (Non-GAAP)	$196,107	$79,268	$469,390	$318,815

Pre-tax earnings per share - diluted (GAAP)	$3.96	$1.57	$7.01	$5.82
Provision for credit losses	0.10	0.04	2.70	0.67
Pre-tax, pre-provision earnings per share - diluted (Non-GAAP)	$4.06	$1.61	$9.71	$6.49

Pre-tax, pre-provision income - FTE Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended
	December 31,	September 30,	December 31,	Year Ended December 31,
	2020	2020	2019	2020	2019
Net interest income	$194,675	$184,384	$172,363	$731,229	$670,905
Adjustments to arrive at net interest income - FTE:
Tax equivalent interest	6,839	6,797	6,455	26,718	23,976
Net interest income - FTE	$201,514	$191,181	$178,818	$757,947	$694,881
Noninterest income	228,290	112,996	110,355	560,166	426,770
Less: Noninterest expense	226,858	197,995	203,450	822,005	778,860
Pre-tax, pre-provision income - FTE (Non-GAAP)	$202,946	$106,182	$85,723	$496,108	$342,791

Net interest income earnings per share - diluted	$4.03	$3.84	$3.51	$15.12	$13.67
Tax equivalent interest	0.14	0.14	0.13	0.55	0.49
Net interest income - FTE	4.17	3.98	3.64	15.67	14.16
Noninterest income	4.73	2.35	2.24	11.59	8.69
Less: Noninterest expense	4.70	4.12	4.14	17.00	15.87
Pre-tax, pre-provision income - FTE earnings per share - diluted (Non-GAAP)	$4.20	$2.21	$1.74	$10.26	$6.98

Tangible book value non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	As of
	December 31, 2020	December 31, 2019
Total shareholders' equity (GAAP)	$3,016,948	$2,606,440
Less: Intangible assets
Goodwill	180,867	180,867
Other intangibles, net	21,056	27,597
Total intangibles, net	201,923	208,464
Total tangible shareholders' equity (Non-GAAP)	$2,815,025	$2,397,976

Total shares outstanding	48,006,386	49,097,606

Ratio of total shareholders' equity (book value) per share	$62.84	$53.09
Ratio of total tangible shareholders' equity (tangible book value) per share (Non-GAAP)	58.64	48.84